Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CARRIZO OIL & GAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	76-0415919
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 2300

Houston, Texas 77002

(713) 328-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Senior Notes

Guarantees of Senior Notes

Exact Name of Additional Registrants as Specified in Their Respective Charters*	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Bandelier Pipeline Holding, LLC	Delaware	27-0629697
Carrizo (Eagle Ford) LLC	Delaware	45-2648836
Carrizo (Marcellus) LLC	Delaware	26-3529055
Carrizo (Marcellus) WV LLC	Delaware	27-3279601
Carrizo (Niobrara) LLC	Delaware	45-2648909
Carrizo (Utica) LLC	Delaware	45-3092066
Carrizo Marcellus Holding Inc.	Delaware	26-3528920
CLLR, Inc.	Delaware	20-5154104
Hondo Pipeline, Inc.	Delaware	26-1309563
Mescalero Pipeline, LLC	Delaware	27-0638159

*	The address and telephone number of each additional registrant’s principal executive office is 500 Dallas Street, Suite 2300, Houston, Texas 77002, Telephone (713) 328-1000. The agent for service for each additional registrant is Michael Kennington at 500 Dallas Street, Suite, 2300, Houston, Texas 77002, Telephone (713) 328-1000.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 25th of August, 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

EXHIBIT 6

August 25, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$20,183
Interest-bearing balances		210,191
Securities:
Held-to-maturity securities		30,108
Available-for-sale securities		212,699
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		118
Securities purchased under agreements to resell		20,279
Loans and lease financing receivables:
Loans and leases held for sale		25,789
Loans and leases, net of unearned income	784,428
LESS: Allowance for loan and lease losses	11,341
Loans and leases, net of unearned income and allowance		773,087
Trading Assets		35,111
Premises and fixed assets (including capitalized leases)		7,503
Other real estate owned		4,003
Investments in unconsolidated subsidiaries and associated companies		760
Direct and indirect investments in real estate ventures		3
Intangible assets
Goodwill		21,627
Other intangible assets		20,078
Other assets		55,289

Total assets		$1,436,828

LIABILITIES
Deposits:
In domestic offices		$1,033,620
Noninterest-bearing	283,808
Interest-bearing	749,812
In foreign offices, Edge and Agreement subsidiaries, and IBFs		102,345
Noninterest-bearing	746
Interest-bearing	101,599
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		14,477
Securities sold under agreements to repurchase		15,687

Dollar Amounts
In Millions
Trading liabilities	14,382
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	65,797
Subordinated notes and debentures	19,868
Other liabilities	29,113
Total liabilities	$1,295,289
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,060
Retained earnings	33,449
Accumulated other comprehensive income	4,364
Other equity capital components	0
Total bank equity capital	141,392
Noncontrolling (minority) interests in consolidated subsidiaries	147
Total equity capital	141,539
Total liabilities, and equity capital	$1,436,828

I, John R. Shrewsberry, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Timothy Sloan
Avid Modjtabai